UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2020

VSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-03676	54-0649263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6348 Walker Lane
Alexandria,	Virginia	22310
(Address of Principal Executive Offices)		(Zip Code)

(703) 960-4600
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.05 per share	VSEC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

VSE CORPORATION

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2020, the Company appointed Stephen D. Griffin, age 34, as senior vice president and chief financial officer of VSE Corporation, effective as of November 9, 2020.

Prior to joining the VSE Team, Mr. Griffin held various finance leadership roles within the GE Company for more than a decade. Most recently, he held the positions of Chief Financial Officer, Engine Services, GE Aviation, (2019-2020) and Chief Financial Officer, Supply Chain Division, GE Aviation (2017-2019). Prior to these roles, he held GE leadership roles in financial planning and analysis, corporate audit, and was a member of the GE financial management program. He has a bachelor’s degree in finance and accounting from Boston College and is a 2021 MBA candidate at the University of Michigan Ross School of Business.

Employment Agreement

VSE and Mr. Griffin have entered into an employment agreement, dated as of October 14, 2020 (the “Employment Agreement”), pursuant to which Mr. Griffin will be employed as senior vice president and chief financial officer of the Company, commencing on November 9, 2020. The initial term of the Employment Agreement will expire on November 9, 2022 (unless terminated earlier by VSE or Mr. Griffin pursuant to such agreement). Notwithstanding the forgoing, the term of the Employment Agreement will automatically renew for successive one-year terms unless VSE or Mr. Griffin gives notice of its or his intent not to renew the term at least 30 days prior to the expiration of the then current term.

Pursuant to the Employment Agreement, VSE will:

(a) pay Mr. Griffin a base salary of $400,000 per annum, subject to annual reviews and possible adjustments by VSE;

(b) pay Mr. Griffin a discretionary bonus, based on exceptional service or VSE’s performance, as determined by VSE’s Board of Directors;

(c) pay Mr. Griffin signing bonuses of $150,000 within 30 days and $75,000 within 180 days of the beginning term;

(d) grant Mr. Griffin 15,000 fully vested VSE common stock units, to be awarded in three equal grants of 5,000 in November of 2020, 2021 and 2022 under VSE’s restricted stock plan, subject to the plan’s two year trading restrictions, as recognition of forfeited incentives from his previous employer, as well as the award for plan year 2020 on a pro-rated basis;

(e) award Mr. Griffin the pro-rated value of deferred compensation for 2020, in March 2021, under VSE’s Deferred Supplemental Compensation Plan, including its vesting schedule; and

(f) pay for Mr. Griffin’s relocation expenses, including home sale and home buy support as well as moving expenses and arrange for Mr. Griffin’s temporary housing for a period of up to six months; and reimburse Mr. Griffin for his income tax liability associated with the above-referenced relocation and temporary housing expenses
The Employment Agreement also contains provisions regarding termination of Mr. Griffin’s employment, with or without cause, by VSE or Mr. Griffin, severance and other termination payment obligations of VSE, change of control payments to Mr. Griffin, disability and death payments to or on behalf of Mr. Griffin, and obligations of Mr. Griffin regarding nondisclosure, non-competition and non-solicitation.

The foregoing description of the Employment Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number

10.1 Employment Agreement, dated October 14, 2020

99.1 Press release dated October 14, 2020, entitled “VSE Corporation Announces Appointment of Stephen D. Griffin as Chief Financial Officer”

VSE CORPORATION AND SUBSIDIARIES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VSE CORPORATION
(Registrant)

Date:	October 16, 2020	By:	/s/ Thomas M. Kiernan
Thomas M. Kiernan
Vice President, General Counsel and Secretary